Securities and Exchange Commission ("SEC")
Form 3, Form 4 and Form 5 and Application for EDGAR Access
        (Form ID) Confirmation of Authority to Sign


Pursuant to Instruction 7 to SEC Form 3 - Initial Statement of Beneficial Ownership of Securities, Form 4 - Statement of Changes in Beneficial Ownership and Form 5 - Annual Statement of Beneficial Ownership of Securities, the undersigned, being a Treasurer of Barings Corporate Investors and Barings Participation Investors (each, a "Trust"), hereby appoint and designate Jessica Burns, Ann Malloy, and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trusts said SEC Forms 3, 4 and/or 5 with respect to shares of the Trusts purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trusts required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.




Date:  	10/20/17
Name:	Christopher Hanscom
Title:	Treasurer of Barings Corporate Investors and Barings Participation
        Investors